                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bennett X-Ray Corporation:

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of Trex Medical Corporation.

                                          Arthur Andersen LLP

Boston, Massachusetts
October 31, 1996